
<ARTICLE> BD
<LEGEND>
This schedule contains summary information extracted from The Ziegler Companies, Inc. and subsidiaries financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                       4,327,235
<RECEIVABLES>                                6,908,782
<SECURITIES-RESALE>                         19,160,049<F1>
<SECURITIES-BORROWED>                                0
<INSTRUMENTS-OWNED>                        129,954,744<F2>
<PP&E>                                      12,194,860
<TOTAL-ASSETS>                             208,497,849
<SHORT-TERM>                                15,359,133<F3>
<PAYABLES>                                   2,065,742<F4>
<REPOS-SOLD>                                39,788,000
<SECURITIES-LOANED>                                  0
<INSTRUMENTS-SOLD>                          19,373,640
<LONG-TERM>                                  7,738,603<F5>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     3,544,030
<OTHER-SE>                                  47,691,003
<TOTAL-LIABILITY-AND-EQUITY>               208,497,849
<TRADING-REVENUE>                                    0<F6>
<INTEREST-DIVIDENDS>                         6,664,632
<COMMISSIONS>                                        0<F6>
<INVESTMENT-BANKING-REVENUES>               36,570,535<F6>
<FEE-REVENUE>                                6,905,897
<INTEREST-EXPENSE>                           5,473,254
<COMPENSATION>                              30,585,796
<INCOME-PRETAX>                              (486,243)
<INCOME-PRE-EXTRAORDINARY>                   (402,243)
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (402,243)
<EPS-PRIMARY>                                    (.17)
<EPS-DILUTED>                                    (.17)

<F1>Short-term investments also includes securities purchased under resale agreements as a short-term investment vehicle.
<F2>Financial instruments includes securities inventory, notes receivable investment in and receivable from affiliates, and other investments.
<F3>Includes short-term notes payable and unsecured notes payable to banks under line of credit agreements.
<F4>Includes payable to customers, payable to broker-dealers, accounts payable, and dividends payable.
<F6>Revenue from investment banking activities also includes revenue from trading activities and commissions.
<F5>Includes bonds payable and notes payable to banks other than line of credit borrowings.

